  Exhibit 10.01

Capital Increase Agreement

[Additional Capital Contributor]

And

ACM Research, Inc.

June 2019

[stamp]
[stamp]

This Agreement on Capital Increase of ACM Research (Shanghai), Inc. (hereafter referred to as “this Agreement”) is signed by and between the following parties in Shanghai Municipality on June 12, 2019:

A.
[Additional Capital Contributor] (hereafter referred to as the “Additional Capital Contributor”), a [form of entity] (Uniform Social Credit Code: [●]) established and existing in accordance with the laws of the People’s Republic of China (hereafter referred to as “China”, which, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region), having the registered address at [Address];

B.
ACM Research (Shanghai), Inc. (hereafter referred to as the “Company” or “ACM”), a limited liability company incorporated and effectively existing in accordance with the laws of China (Uniform Social Credit Code: 91310000774331663A), having the registered address at Building 4, 1690 Cai Lun Road, China (Shanghai) Pilot Free Trade Zone.

The Additional Capital Contributor and the Company are separately referred to as “one party” and collectively referred to as “both parties”.

WHEREAS:

1.
Until the signing date of this Agreement, the registered capital of ACM Research, Inc. is RMB 357,692,307.69, and ACM Research, Inc. (hereafter referred to as “Current Shareholder” or “ACMR”) holds 100% of the equities of the Company;

2.
The Company plans to further introduce multiple investors, establish an employee stock ownership vehicle and increase the total final investment to no more than RMB 500 million. The current registered capital increase of the Company reaches RMB 14,957,500 (hereafter referred to as “Additional Registered Capital”), of which RMB 12,448,461.54 will be jointly contributed by the investors (as defined below) based on the amounts and proportions of the Additional Registered Capital they will contribute as listed in Appendix 2 hereof (hereafter referred to as “Capital Increase from Investors”). Relevant employee stock ownership entity (hereafter referred to as “Employee Stock Ownership Vehicle”) further confirmed by the Company will sign relevant capital increase agreement with the Company around the signing date of this Agreement and contribute the remaining of the Additional Registered Capital (“Capital Increase from Employee Stock Ownership Vehicle”, collectively referred to “Current Investment” together with the Capital Increase from Investors).

3.
After completion of the Current Investment, the registered capital of the Company will be changed to RMB 372,649,807.69, where ACMR will hold 95.99% of the equities, all investors will hold 3.34% of the equities of the Company altogether, and the Employee Stock Ownership Vehicle will hold 0.67% of the equities;

4.
Of the Capital Increase from Investors, the Additional Capital Contributor will contribute the additional registered capital of RMB [●], representing [●]% of the equities of the Company after completion of the Current Investment (“Current Capital Increase”).

THEREFORE, both parties have entered into the following agreement based on the commitments contained herein and for the purpose of causing them to have the legal binding force:

1.
Definitions and Interpretations

1.1
Definitions

The boldface terms shall have the following meanings in this Agreement, unless otherwise specified by this Agreement:

(a)
“Revised Articles of Association”: It means the revised Articles of Association signed by all investors, including the Current Shareholder, the Employee Stock Ownership Vehicle and the Additional Capital Contributor, when or after this Agreement is signed.

(b)
“Working day”: It means the banking days of China (excluding Saturday, Sunday and public holidays).

(c)
“China”: It means the People’s Republic of China, which, for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region.

(d)
“Investors”: It means the investors participating in the current Capital Increase from Investors listed in Appendix 1 hereof.

(e)
“Capital Increase from Investors”: It has meaning as stated in this Agreement;

(f)
“Current Capital Increase”: It has the meaning specified under Article 2 of this Agreement;

(g)
“Capital Increase Fund”: It has the meaning specified under Article 3.1 of this Agreement;

(h)
“Completion”: It means completing the Current Capital Increase in accordance with Article 6;

(i)
“Completion Date”: It means the date on which the registration authority issues a new business license in respect of the Current Investment to the Company.

(j)
“Encumbrance”: It means any mortgage, guarantee, pledge, lien, options, restriction, preemptive right as transferee, preemptive right to buy, third-party interest, other encumbrances or guarantee interests in whatever form, or any other preemptive arrangement with similar effect (including without limitation to transfer of title or title reservation arrangement).

(k)
“Joint Venture Contract”: It means the Joint Venture Contract signed by all investors, including the Current Shareholder, the Employee Stock Ownership Vehicle and the Additional Capital Contributor, when or after this Agreement is signed.

(l)
“Commerce Authority”: It means the Ministry of Commerce of China or local organs it authorizes;

(m)
“Project Documents”: It means this Agreement and revision or supplement from time to time, the Joint Venture Contract and the Revised Articles of Association;

(n)
“Laws of China”: It means laws, regulations, ordinances and judicial interpretations officially promulgated and published by legislative organs, administrative organs and judicial organs of China at various levels. For the purpose of this Agreement, they shall not include laws, regulations, ordinances, judicial interpretations and legal precedents of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region;

(o)
“Renminbi” or “RMB”: It means the Chinese legal tender;

(p)
“Registration Authority”: It means the State Administration for Market Supervision or local organs it authorizes.

1.2
Interpretations

(a)
The heading of every article is only intended for convenience and shall not affect the interpretation of this Agreement.

(b)
Unless otherwise required in the context, if the occurrence time of any right or obligation hereunder doesn’t coincide with a working day, such right or obligation shall be extended to next working day after the day for exercise or performance.

(c)
Time means the Beijing time of China.

(d)
When used in this Agreement, the term “under this Agreement” and any other term having approximate meaning shall mean this Agreement as a whole, instead of any concrete article hereof. Unless explicitly specified herein, the term “including” shall be understood as “including without limitation to”, regardless of whether “without limitation to” follows the term.

(e)
The quotation of this Agreement shall include this Agreement as well as revision, change, supplement, replacement and/or restatement made in whatever form from time to time. Unless otherwise specified in the context hereof, any quotation of chapter, paragraph, article and article shall refer to such part of this Agreement.

2.
Current Capital Increase

2.1
Both parties agree that the Additional Capital Contributor will contribute the additional registered capital of RMB [●], representing [●]% of the equities of the Company after completion of the Current Capital Increase, in cash at a price of RMB13 for per RMB 1 of the registered capital.

2.2
The aforesaid additional registered capital contributed by the Additional Capital Contributor shall not contain any Encumbrance.

3.
Payment

3.1
Capital increase fund

For the additional registered capital RMB [portion of the Additional Registered Capital subscribed by the Additional Capital Contributor] of the Company the Additional Capital Contributor will contribute, the total price payable by the Additional Capital Contributor will be RMB [13 * portion of the Additional Registered Capital subscribed by the Additional Capital Contributor] (“Capital Increase Fund”), where RMB [portion of the Additional Registered Capital subscribed by the Additional Capital Contributor] will be included in the registered capital of the Company, and the remaining will be included in the capital reserve of the Company.

3.2
Payment

The Additional Capital Contributor shall pay the Capital Increase Fund of RMB [13 * portion of the Additional Registered Capital subscribed by the Additional Capital Contributor] in full amount by telegraphic transfer to the account designated by the Company after all the conditions stated in Article 3.3 below are satisfied and no later than July 5, 2019.
Where the Additional Capital Contributor fails to pay the Capital Increase Fund in full amount and on schedule before the expiration of the period agreed above in this article, the Company shall have the right to require the Additional Capital Contributor pay 25% of the total Capital Increase Fund stipulated in Article 3.1 as a liquidated damage to the Company. In addition to requiring the Additional Capital Contributor bear the liability for breach in accordance with the preceding sentence, the Company shall, in this case, also be entitled to revoke this Agreement after notifying the Additional Capital Contributor in writing.

3.3
The Additional Capital Contributor shall pay the Capital Increase Fund in accordance with Article 3.2 after the following conditions (“Conditions”) are satisfied:

(a)
Duly sign and deliver the Project Documents;

(b)
The Additional Capital Contributor has obtained all necessary internal and external approvals in regard of the Current Capital Increase;

(c)
The Current Shareholder of the Company has issued a shareholder’s resolution approving the Current Capital Increase and waived in writing the preemptive right to contribute the Current Capital Increase;

(d)
The Company has completed the change registration procedure for the Current Capital Increase with the Commerce Authority.

4.
Warranties

4.1
The Company warrants the following to the Additional Capital Contributor:

(a)
The Company is legally incorporated and effectively existing in accordance with the laws of China;

(b)
The Company has obtained the full power, right and authorization required to sign, deliver and perform this Agreement;

(c)
The signing, delivery and performance of this Agreement will not violate any article of applicable laws, regulations, ordinances or material contractual documents binding upon the Company; and

(d)
There is not any Encumbrance on the equities the Additional Capital Contributor will obtain in virtue of this transaction.

4.2
The Additional Capital Contributor warrants the following to the Company:

(a)
The Additional Capital Contributor is legally incorporated and effectively existing in accordance with the laws of the People’s Republic of China;

(b)
The Additional Capital Contributor has obtained the full power, right and authorization required to sign, deliver and perform this Agreement;

(c)
The signing, delivery and performance of this Agreement will not violate any article of applicable laws, regulations, ordinances or material contractual documents binding upon the Additional Capital Contributor; and

(d)
The Additional Capital Contributor has prepared sufficient funds for the Current Capital Increase and the fund source is legitimate.

5.
Completion of Current Capital Increase

5.1
The Company shall complete all government approval and registration procedures for the Current Capital Increase, including industrial and commercial change registration pertaining to the Current Capital Increase, no later than July 31, 2019 after the Additional Capital Contributor pays the Capital Increase Fund and completes the capital verification procedure for the Current Capital Increase (relevant capital verification procedure shall be performed by an eligible third-party accounting firm).

Where the Company fails to complete relevant change registration pertaining to the Current Capital Increase as stated in Article 5.1 on account of any reason attributable to itself after the three (3)-month period expires following the Additional Capital Contributor pays the Capital Increase Fund in full amount in accordance with Article 3.2, the Additional Capital Contributor shall have the right to revoke this Agreement after notifying the Company in writing. In this event, the Company shall refund the Capital Increase Fund in full amount actually paid by the Additional Capital Contributor to the Additional Capital Contributor.

To avoid any ambiguity, where the Company fails to complete relevant change registration pertaining to the Current Capital Increase as stated in Article 5.1 on account of any reason not attributable to itself (including without limitation to any event that is attributable to the Current Shareholder of the Company, the Additional Capital Contributor, or any other investor or any relevant approval, registration or filing organ) after the three (3)-month period expires following the Additional Capital Contributor pays the Capital Increase Fund in full amount in accordance with Article 3.2, the Additional Capital Contributor shall not have the right to require the revocation of this Agreement in accordance with the preceding sentence.

5.2
Completion of Current Capital Increase shall be subject to the Company’s acquisition of the business license after change that reflects the Current Capital Increase.

As of the Completion Date of Current Capital Increase, the Additional Capital Contributor shall enjoy relevant rights and bear relevant obligations as a Company shareholder based on the ratio of the registered capital it has contributed in accordance with the Laws of China and the Revised Articles of Association.

6.
Confidentiality

6.1
Either party hereto shall strictly keep confidential and not disclose or use any information pertaining to the following affairs contained hereunder or acquired or obtained out of the negotiation and/or signing of this Agreement:

(a)
The existence of this Agreement and its articles;

(b)
Negotiation relating to this Agreement; or

(c)
Business activities of one party hereto or any of its related parties.

6.2
Nevertheless, Article 6 here shall not prohibit the disclosure or use of any information to the following extent when any of the following circumstances is true:

(a)
Disclosure or use required by applicable laws, any rules of the stock exchange where the shares of either party are listed or any government organ;

(b)
Disclosure or use required for any legal procedure arising out of this Agreement or any other agreement signed hereunder or in accordance with this Agreement, or disclosure that is related to tax affairs of the disclosing party and made to the tax authority;

(c)
Disclosure that is made to executives, directors, employees, lawyers, accountants and financial advisors of either party who have the need to know such information for the purpose of achieving the transaction purpose proposed by this Agreement or any agreement signed in accordance with this Agreement as well as other agents or representatives (“representatives”), provided that such representatives undertake to comply with Article 6.1 herein, as if they were a party hereto;

(d)
Such information is available from the public domain (except a default on the confidentiality agreement (if any) or this Agreement); or

(e)
Other parties agree with the disclosure or use in writing beforehand.

7.
Indemnity

Where either party violates any article hereunder, the defaulting party shall be obligated to indemnify the loss of the other party arising out of such default, and the damage indemnity will not affect the other rights of the innocent party hereunder.

8.
Termination

8.1
8.1 When any of the following events occurs, this Agreement can be terminated and the transaction proposed hereunder can be waived:

(a)
Either party commits a substantive default on this Agreement and the innocent party sends a written notice to the defaulting party; or

(b)
Both parties agree in writing to terminate this Agreement.

8.2
Effect of termination

Except for the circumstance stated in Article 8.3 below, this Agreement will no longer keep in effect should it be terminated in accordance with the provision of Article 8.1 or applicable law. Nevertheless, either party shall not be relieved of any liability arising or incurred out of its default hereunder or untrue presentation made hereunder, and such termination shall not be regarded as a waiver of any remedy available (including actual performance, if available) against such default or untrue presentation.

8.3
Continuation of effect

Articles 6, 7, 8, 9 and 10 of this Agreement shall continue to keep in effect after the termination of this Agreement.

9.
Notice

9.1
When sending a notice under or in relation to this Agreement, either party hereto shall send it in writing to the following address or email address of the other party (or any other address or email address of the other party indicated through similar notice):

[Additional Capital Contributor]

Address:
Email:
Attention:

ACM Research, Inc.

Address: Building 4, 1690 Cai Lun Road, Pudong New District, Shanghai Municipality
Email:crystal.luo@acmrcsh.com
Attention: Luo Mingzhu

9.2
Any notice shall be considered as delivered within seven (7) working days after posted to the aforesaid address of the recipient, provided it is delivered via the international generally accepted express delivery service. If it is sent by fax or email, it shall be considered as delivered on the first working day after the sending date, but the notice shall be immediately delivered to the recipient for confirmation with the next day delivery service of the generally accepted express delivery company.

10.
Governing Law & Settlement of Dispute

10.1
The execution, validity, interpretation, performance and settlement of disputes with respect to this Agreement shall be governed by the Laws of China.

10.2
The default, termination or invalidity with respect to this Agreement, or any dispute arising out of or in connection with this Agreement shall be submitted to Shanghai International Arbitration Center for arbitration in accordance with then effective arbitration rules of the Center in Shanghai, and the arbitration language is Chinese. The arbitration ruling made by the arbitration court shall be final and legally binding upon both parties hereto.

11.
Miscellaneous

11.1
Validation

This Agreement shall come into effect as of the execution by both parties.

11.2
Expenses

Unless otherwise specified herein, both parties hereto shall assume respective legal and other expenses incurred to prepare, negotiate and conclude this Agreement and other Project Documents.

11.3
Modification

Unless otherwise specified hereunder, the revision, modification, waiver, revocation or termination of this Agreement shall be made by both parties by signing a written agreement.

11.4
Assignment

Without the written consent from the other party, neither party shall transfer any of its rights or obligations under this Agreement.

11.5
Severability

Where any provision of this Agreement is declared illegal, invalid or unenforceable in whole or in part under applicable laws, such provision or part shall, to such extent, not be considered as part of this Agreement, and not affect the legality, validity and enforceability of the remaining part of this Agreement. Both parties shall negotiate with one another to replace the provision regarded as deleted with a provision that is legitimate, valid, acceptable and the most closest to the initial purpose of both parties under this Agreement.

11.6
Waiver

Any party’s failure to exercise, or delay in the exercise of, any right, power or privilege under this Agreement shall not be regarded as a waiver of such right, power or privilege, while the single or partial exercise of any right, power or privilege shall not hinder the exercise of any other right, power or privilege.

11.7
Language and counterparts

This Agreement is made in Chinese in four (4) counterparts. Either party holds one (1) original, and the other originals are used for approval, filing and registration.

(No text below)

Appendix 1: List of Investors

Investor’s Name	Percentage of additional registered capital contributed (RMB)	Corresponding equity ratio after completion of Current Investment
Jiaxing Haitong Xuchu Equity Investment Fund Partners (Limited Partnership)	2,307,692.31	0.619%
Shanghai GP Lingang Hi-tech Fund Partnership (Limited Partnership)	1,923,076.92	0.516%
Wuxi Taihu Guolian Emerging Growth Industry Investment Enterprises (Limited Partnership)	1,923,076.92	0.516%
Hai Feng Investment Holding Limited	1,538,461.54	0.413%
Xinwei (Shanghai) Management Consulting Partners (Limited Partnership)	4,756,153.85	1.276%
Total	12,448,461.54	3.34%

[This page has no text and is the signing page for the Capital Increase Agreement of ACM Research, Inc.]

This Agreement is signed by the duly authorized representatives of both parties on the date indicated on the first page of this Agreement.

[Additional Capital Contributor] (Stamp)
[stamp]

Signature: [handwritten: ]
Name:
Title: Legal Representative or Authorized Representative

[This page has no text and is the signing page for the Capital Increase Agreement of ACM Research, Inc.]

This Agreement is signed by the duly authorized representatives of both parties on the date indicated on the first page of this Agreement.

ACM Research, Inc. (Stamp)
[stamp]

Signature: [handwritten: ]
Name: HUI WANG
Title: Legal Representative

[stamp:]
[stamp:]